UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2011
Mistras Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001- 34481	22-3341267
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 Clarksville Road	08550
Princeton Junction, New Jersey	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (609) 716-4000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Compensation Committee of the Board of Directors of Mistras Group, Inc. (“Mistras” or the “Company”) approved an annual incentive plan and a long-term compensation plan for its executive officers. These plans are being instituted for the fiscal year ending May 31, 2011. The financial targets used to determine awards for fiscal year 2011 are based upon the Company’s operating budget established at the beginning of fiscal year 2011. A description of the awards under each of the plans is set forth below.
Annual Incentive Plan
The annual incentive plan is a cash bonus plan pursuant to which executive officers can earn a percentage of their base salary based upon the Company’s performance against specific metrics. The metrics can be given different weightings, and each metric has its own range for which the senior executives can earn a maximum bonus or a portion of their annual bonus related to that metric, down to a minimum threshold. If results are below the threshold for that metric, no bonus can be earned for that metric.
For fiscal 2011, the metrics being used are (i) EBITDAS, defined as net income before interest, taxes, depreciation, amortization and non-cash stock-based compensation expense, which accounts for 50% of the bonus, and (ii) revenue, which accounts for 30% of the bonus. The remaining 20% of the bonus potential is discretionary, based upon the individual executive officer’s performance. For the Chief Executive Officer, Chief Financial Officer, the General Counsel, and other executive officers who are not responsible for one particular business unit or segment, the metrics are based 100% on the Company’s performance. For the Group Executive Vice Presidents and other executive officers whose primarily responsibilities are to manage a business unit or segment, the EBITDAS and revenue metrics are based 75% on their specific business unit or segment’s performance and 25% on the Company’s performance.
Each executive has a maximum bonus potential that he can earn, which is a percentage of his base salary. If performance for a specific metric is below the level for maximum payout, a lesser percentage for the portion of the bonus related to that metric will be earned, to a minimum payout of 25% of the maximum bonus potential if the performance level for that metric is at the minimum threshold level. The Compensation Committee will determine the discretionary portion of the award for the Chairman and Chief Executive Officer. The Chairman and Chief Executive Officer, in consultation with the Compensation Committee, will determine the discretionary portion of the awards for the other executive officers.

The following sets forth the bonus ranges and allocations for each of the named executive officers of the Company for the annual incentive plan:

	Bonus Range as a	Allocation of Bonus
	Percentage of Base			Business Unit	Business Unit
Name and Principal Position	Salary*	Corporate EBITDAS	Corporate Revenue	EBITDAS	Revenue	Discretionary

Sotirios J. Vahaviolos Chairman, President and Chief Executive Officer	17% — 85%	50%	30%	—		20%

Francis Joyce Executive Vice President, Chief Financial Officer and Treasurer	12% — 60%	50%	30%	—		20%

Michael J. Lange Group Executive Vice President, Services	15% — 75%	12.5%	7.5%	37.5%	22.5%	20%

Dennis Bertolotti President and Chief Operating Officer, Services	13% — 65%	12.5%	7.5%	37.5%	22.5%	20%

Michael C. Keefe Executive Vice President, General Counsel and Secretary	13% — 65%	50%	30%	—		20%

*	Assumes (a) for the minimum bonus, achievement of each metric at the threshold level for minimum payout and $0 award for discretionary portion, and (b) for the maximum bonus, achievement of each metric at or above the level for maximum payout and maximum bonus for the discretionary portion.
Phil Cole, the Company’s other named executive officer, will participate in a pool of awards that will be allocated among the presidents and managing directors of the Company’s international subsidiaries.
Long-Term Plan
The Company’s long-term compensation plan for its executive officers will award executive officers restricted stock units (RSUs) based upon the Company’s performance against specific metrics. Each executive officer has a range, in terms of dollar value, he may receive in RSUs at the end of the fiscal year. The dollar value is based upon a range of percentages of his base salary. The Company’s performance against these various metrics will determine what percentage, if any, of the executive officer’s base salary he will receive in RSUs. The RSUs an executive officer receives will vest 25% per year on each one-year anniversary date of the issuance of the RSUs.
For fiscal 2011, the metrics being used are (i) EBITDAS (the same term as used for the annual incentive plan), which accounts for 40% of the award, (ii) revenue, which accounts for 20% of the award, and (iii) Free Cash Flow (which is net cash flows from operations, minus all capital expenditures, whether paid in cash or financed), which accounts for 20% of the award. If results are below a minimum threshold level for that metric, no award can be earned for that metric. The remaining 20% of the award potential is discretionary, based upon the individual executive officer’s performance.
Each executive has a maximum award potential that he can earn, which is a percentage of his base salary. If performance for a specific metric is below the level for a maximum award, a lesser percentage for the portion of the award related to that metric will be earned, to a minimum of 25% of the maximum award potential if the performance level for that metric is at the minimum threshold level. The Compensation Committee will determine the discretionary portion of the award for the Chairman and Chief Executive Officer. The Chairman and Chief

Executive Officer, in consultation with the Compensation Committee, will determine the discretionary portion of the awards for the other executive officers.
The following sets forth the award ranges and allocations for each of the named executive officers of the Company for the long-term plan:

Award Range as a
Percentage of Base
Name and Principal Position	Salary*

Sotirios J. Vahaviolos Chairman, President and Chief Executive Officer	36% — 180%

Francis Joyce Executive Vice President, Chief Financial Officer and Treasurer	15% — 75%

Michael J. Lange Group Executive Vice President, Services	20% — 100%

Dennis Bertolotti President and Chief Operating Officer, Services	17% — 85%

Michael C. Keefe Executive Vice President, General Counsel and Secretary	16% — 80%

*	Assumes (a) for the minimum award, achievement of each metric at the threshold level for minimum award and $0 award for discretionary portion, and (b) for the maximum award, achievement of each metric at or above the level for maximum award and maximum award for the discretionary portion.
Phil Cole, the Company’s other named executive officer, will participate in a pool of awards that will be allocated among the presidents and managing directors of the Company’s international subsidiaries.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISTRAS GROUP, INC.
Date: February 14, 2011	By:	/s/ Michael C. Keefe
		Name:	Michael C. Keefe
		Title:	Executive Vice President, General Counsel and Secretary